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                              QUALITY FOOD CENTERS, INC.
                                     EXHIBIT 11.0
                          COMPUTATION OF PER SHARE EARNINGS




    Calculations of per share earnings reported in this report on Form 10-Q are based on the following:


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



                                        12 Weeks Ended            36 Weeks Ended
                                 ---------------------------   ---------------------------
                                 September 6,   September 7,   September 6,   September 7,
                                    1997           1996           1997           1996
                                 ------------   ------------   ------------   ------------

         Weighted average
           shares outstanding     20,956,000     14,576,000     19,053,000     14,518,000

         Dilutive effect of
           stock options             745,000        317,000        704,000        248,000
                                  ----------     ----------     ----------     ----------

         Weighted average
           number of shares       21,701,000     14,893,000     19,757,000     14,766,000
                                  ----------     ----------     ----------     ----------
                                  ----------     ----------     ----------     ----------
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